UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)).

☒	Definitive Information Statement

WOM, INC. [Missing Graphic Reference]
(Name of Registrant As Specified In Its Charter)

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	(1)	Title of each class of securities to which transaction applies:
Common Stock, par value $0.01 per share [Missing Graphic Reference]
	(2)	Aggregate number of securities to which transaction applies:
118,436 shares of Common Stock [Missing Graphic Reference]
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            $0.00 (estimated aggregate value of the cash, securities and other property to be distributed to security holders) (estimated solely for purposes of calculating the filing fee pursuant to Rule 0-11(c) (2))
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WOM, Inc.
1151 Flatbush Road
Kingston, New York 12401

December 18, 2007

Information Statement

We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.

Dear fellow shareholder:

WOM, Inc. (“WOM”) is sending you this information statement to furnish you with information about the adoption of a plan providing for the complete liquidation and dissolution of WOM. Under this plan, WOM will:

•	file a certificate of dissolution with the New York Secretary of State;

•	cease conducting all business operations, except as may be required to wind up its business affairs;

•	pay or attempt to provide adequately for the payment of all of its known claims and obligations; and

•	distribute all of its remaining assets in one liquidating distribution on a pro rata basis to or for the benefit of its shareholders as of the applicable record date.

WOM has settled a shareholder derivative action commenced in August 1997 in the New York Supreme Court, Ulster County (the “Bansbach Court”), entitled John Bansbach v. Frederic M. Zinn and Randi Zinn their capacity as Personal Representatives of the Estate of Michael F. Zinn; Michael J. Daley Gerald A. Habib; David Harris, Wendy Harris and Katherine Young in their Capacity as Executors of the Estate of Harold Harris; Richard E. Rosen, and WOM, Inc., Index No. 97-2573 (the “Bansbach Litigation”).  WOM does not have any business activities and does not intend to engage in any business activities. WOM’s principal assets consist of its interests in the Bansbach Litigation.  The settlement (the “Settlement”) of the Bansbach Litigation requires WOM to distribute the proceeds (net of administrative expenses and any court awarded attorneys’ fees, costs and incentive award) (the “Net Proceeds”) of the Settlement to its shareholders.  WOM’s board of directors determined that once the Bansbach Litigation is settled, WOM should be dissolved and has unanimously approved the plan of complete liquidation and dissolution and determined that the plan is in the best interests of WOM and its shareholders.

WOM has obtained shareholder approval of the plan by the written consent of the holders of a majority of the voting power of WOM’s Common Stock in accordance with the requirements of New York law and WOM’s certificate of incorporation. No further vote or consent of any other shareholder of WOM is necessary to approve the plan. WOM may first take corporate action in accordance with the shareholder approval by filing a certificate of dissolution with the New York Secretary of State not less than 20 days after this information statement is first mailed to its shareholders. This information statement also serves as notice to shareholders under New York law of the approval of the plan of dissolution by less than unanimous written consent of WOM’s shareholders.

You are urged to review carefully this information statement to consider how the matters discussed will affect you.

You should carefully consider the “Risk Factors” section beginning on page 6 of this information statement.

Sincerely,

Frederic M. Zinn
President and Corporate Secretary

This information statement dated December 18, 2007 is first being mailed on or about December 19, 2007.

TABLE OF CONTENTS

Page [Missing Graphic Reference]

SUMMARY TERM SHEET	3

QUESTIONS AND ANSWERS ABOUT PLAN OF DISSOLUTION	5

RISK FACTORS	6

APPROVAL OF PLAN OF DISSOLUTION BY WOM SHAREHOLDERS	7

PLAN OF DISSOLUTION	7

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	12

LIQUIDATION ANALYSIS AND ESTIMATES	13

INFORMATION ABOUT WOM	14

Business	14

Selected Historical Financial Data	18

Security Ownership of Certain Beneficial Owners and Management	19

Market Price of WOM’s Common Stock	20

WHERE YOU CAN FIND MORE INFORMATION	20

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS	20

ANNEX A: WRITTEN CONSENT OF MAJORITY SHAREHOLDERS OF WOM	A1

ANNEX B: PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION	B-1

SUMMARY TERM SHEET

This summary term sheet is intended to give you a summary description of the material aspects of the plan of complete liquidation and dissolution described in this information statement. We refer to the plan in this information statement as the “plan of dissolution.” This summary term sheet is qualified in its entirety by the more detailed information contained elsewhere in this information statement and the attached annexes. You should review this information statement and the attached annexes so that you can gain a more complete understanding of the plan of dissolution.

The Settlement (see Page 9)

On June 21, 2007, the parties to the Bansbach Litigation entered into a Stipulation of Compromise and Settlement (the “Stipulation”) which:

•	provides for the settlement (the “Settlement”) of the Bansbach Litigation;

•	requires the defendants other than WOM to deliver to WOM $1,025,000 (the “Settlement Fund”) to be held by Robinson Brog Leinwand Greene Genovese & Gluck P.C. (“Robinson Brog”) in escrow; and

•
provides that within 60 days after the Effective Date (as defined below) WOM’s transfer agent shall distribute the Settlement Fund (net of all administrative expenses and any attorneys’ fees, costs and incentive award awarded by the Bansbach Court) (the “Net Proceeds”) to the holders of WOM’s Common Stock as reflected on the records of WOM’s transfer agent on the Effective Date on a pro rata basis according to the number of shares of WOM’s Common Stock held by each holder.

After the parties to the Bansbach Litigation entered into the Stipulation, the Bansbach Court issued a preliminary approval order (the “Preliminary Order”).  Pursuant to the Preliminary Order, a settlement hearing took place on September 20, 2007 to consider the Bansbach Court’s approval of the Stipulation and the award of attorneys’ fees, costs and incentive award.  At the settlement hearing, the parties to the Bansbach Litigation applied to the Bansbach Court to enter a final order and judgment (the “Final Order”).  The Bansbach Court signed the Final Order, which was entered on October 10, 2007 and which, among other things:

•	approved the Stipulation;

•	dismissed Bansbach’s complaint; and

•	awarded plaintiff's counsel attorneys' fees in the amount of $341,666 and reimbursement of expenses in the amount of $43,240, and awarded an incentive fee to plaintiff in the amount of $10,000.

The Final Order became final on November 29, 2007.   The first business day after the Final Order becomes final (i.e. November 30, 2007) is the “Effective Date.”

Plan of Dissolution (See page 10)

On December 18, 2007, WOM’s board of directors unanimously adopted and approved the plan of dissolution for WOM. WOM obtained shareholder approval of the plan of dissolution on December 18, 2007 by the written consent of the holders of a majority of the voting power of WOM’s Common Stock in accordance with the requirements of New York law and WOM’s certificate of incorporation. Under the plan of dissolution, WOM will:

•	file a certificate of dissolution with the New York Secretary of State not less than 20 days after this information statement is first mailed to its shareholders;

•	cease conducting all business operations, except as may be required to wind up its business affairs;

•	pay or attempt to provide adequately for the payment of all of its claims and obligations; and

•
distribute, at the same time that the Net Proceeds are distributed pursuant to the Stipulation, any other remaining assets, if any, in one liquidating distribution on a pro rata basis to or for the benefit of its shareholders as of the Company’s final record date. It is unlikely that WOM will have any additional amount available for a liquidating distribution.

Dissolution Process (See page 10)

WOM’s board of directors currently intends to follow the procedures set forth in Section 1005 of the New York Business Corporation Law for the liquidation of WOM. These procedures require WOM after dissolution to:

•	Carry on no business except for the purpose of winding up its affairs.

•
Proceed to wind up its affairs, with power to fulfill or discharge its contracts, collect its assets, sell its assets for cash at public or private sale, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

•	After paying or adequately providing for the payment of its liabilities, distribute any remaining assets among its shareholders according to their respective rights.

Reasons for the Plan (See page 7)

WOM was established solely to permit the Bansbach Litigation to be maintained following the merger of Besicorp.  WOM has never engaged in any business activities and has had no significant assets other than its interests in the Bansbach Litigation.  From the time of its establishment, WOM has consistently indicated that when the Bansbach Litigation was dismissed, settled or otherwise resolved, WOM was likely to distribute to its shareholders any amounts, if any, WOM received in connection with the settlement or other resolution of the Bansbach Litigation and thereafter to dissolve.  Therefore, following the Settlement of the Bansbach Litigation, which Settlement included the obligation to distribute the Net Proceeds, WOM’s board of directors adopted the plan of dissolution.

Distributions to Shareholders (See page 11)

WOM’s board of directors will determine in its sole discretion the timing of the distribution of the Net Proceeds pursuant to the Stipulation.  However, under the terms of the Stipulation, WOM is required to distribute the Net Proceeds within 60 days after the Effective Date.  It is unlikely that WOM will have any additional amount available for a liquidating distribution.  However, WOM’s board of directors will determine in its sole discretion and in accordance with applicable law, the timing and amount of, and the record date for, the liquidating distribution, if any, that WOM may make to its shareholders pursuant to the plan of dissolution.

Amendment of Plan of Dissolution (See page 12)

Under the plan of dissolution, the board of directors may, to the full extent permitted by New York law, amend or modify the plan of dissolution without further shareholder approval if the board of directors determines that the amendment or modification is in the best interests of WOM, its shareholders and its creditors.  However, even if WOM amends the plan of liquidation, WOM is required under the terms of the Stipulation to distribute the Net Proceeds of the Settlement to its shareholders.

Material Federal Income Tax Consequences (See page 12)

The distribution to WOM’s shareholders pursuant to the plan of dissolution will be taxable to WOM’s U.S. shareholders for U.S. federal income tax purposes. U.S. shareholders will realize taxable gain or loss on the distribution.   The distribution of Net Proceeds pursuant to the Stipulation will also give rise to taxable income for U.S. shareholders.

Risk Factors (See page 6)

The dissolution of WOM involves a number of risks, including the risks that:

•	WOM and its shareholders will not know the timing or amount of the liquidating distribution, if any, to be made to the shareholders; and

•	WOM’s shareholders may not be able to buy or sell shares of WOM’s Common Stock after WOM closes its stock transfer books on the final record date.

You should read and consider carefully the information about these and other risks set forth under the caption “Risk Factors” beginning on page 6.

QUESTIONS AND ANSWERS ABOUT PLAN OF DISSOLUTION

Q.	What alternatives to the plan of dissolution did the board of directors consider? (See page 9)

A.
WOM was established solely to permit the Bansbach Litigation to be maintained following the merger of Besicorp.  WOM has never engaged in any business activities and has had no significant assets other than its interests in the Bansbach Litigation.  From the time of its establishment, WOM has consistently indicated that when the Bansbach Litigation was dismissed, settled or otherwise resolved, WOM was likely to distribute to its shareholders any amounts, if any, WOM received in connection with the settlement or other resolution of the Bansbach Litigation and thereafter to dissolve.  Therefore, following the Settlement of the Bansbach Litigation, which Settlement included the obligation to distribute the Net Proceeds, WOM’s board of directors did not consider any alternative to the plan of dissolution.

Q.	When will the shareholders receive any payment from the dissolution? (See page 11)

A.
Although the board of directors has not yet established a timetable for the liquidating distribution (if any) to its shareholders, the board of directors will, subject to uncertainties inherent in winding up WOM’s business, make the distribution as promptly as practicable.  However, under the Stipulation WOM is required to distribute the Net Proceeds within 60 days after the Effective Date.

Q.	What amount will shareholders receive from WOM’s dissolution? (See page 11)

A.
As of the date of this information statement, WOM cannot predict with certainty the amount, if any, it may have available for a liquidating distribution to its shareholders.  However, WOM is required under the terms of the Stipulation to distribute the Net Proceeds of the Settlement to its shareholders.  It is unlikely that WOM will have any additional amount available for a liquidating distribution.

Q.	In what form will WOM make the distribution to shareholders? (See page 11)

A.	The distribution will consist of cash.

Q.	How will the plan of dissolution affect my ability to sell my shares of WOM common stock? (See page 11)

A.
WOM intends to close its stock transfer books and discontinue recording transfers of its common stock on the date it files the certificate of dissolution. After this date, WOM will not record any further transfers of its common stock on the books of WOM except by will, intestate succession, or operation of law.

Q.	Will there be a shareholder meeting or vote to approve the plan of dissolution of WOM? (See page 7)

A.
No. WOM already has obtained shareholder approval of the plan of dissolution by the written consent of the holders of a majority of the voting power of WOM’s Common Stock in accordance with the requirements of New York law and WOM’s certificate of incorporation. No further vote or consent of any other shareholder of WOM is necessary to approve the plan of dissolution. Accordingly, WOM is not soliciting any shareholder votes or consents by means of this information statement. WOM may first take corporate action in accordance with the shareholder approval by filing a certificate of dissolution with the New York Secretary of State not less than 20 days after this information statement is first mailed to shareholders. This information statement also serves as notice to shareholders under Section 615 of the New York Business Corporation Law of the approval of the plan of dissolution by less than unanimous written consent of WOM’s shareholders. WOM IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND WOM A PROXY.

Q.	What do I need to do now?

A.	You should review carefully this information statement to consider how the matters discussed will affect you.

Q.	Am I entitled to appraisal rights? (See page 12)

A.
No. Under New York law, which governs WOM and the rights of its shareholders, shareholders are not entitled to appraisal rights or other rights to demand fair value for their shares of WOM common stock by reason of the approval of the plan of dissolution.

Q.	Where can I find more information about WOM? (See page 20)

A.	More information about WOM is available from various sources described in this information statement under “Where You Can Find More Information.”

Q.	Who can help answer my additional questions? (See page 20)

A.	If you have any additional questions about the plan of dissolution, or would like additional copies of this information statement, you should contact:

WOM, Inc.
1151 Flatbush Road
Kingston, New York 12401
Attention: Michael Vizzie
Telephone: (845) 336-7700

RISK FACTORS

You should carefully consider the following risk factors together with all of the other information contained in this information statement.

WOM and its shareholders will not know the timing or amount of the distribution to shareholders.

WOM’s board of directors is currently unable to predict the timing or amount of, and the record date for, the liquidating distribution, if any, to its shareholders pursuant to the plan of dissolution. As a result, WOM’s shareholders will not know the timing or amount of the distribution. However, WOM is required under the terms of the Stipulation to distribute the Net Proceeds of the Settlement to its shareholders within 60 days after the Effective Date.  It is unlikely that WOM will have any additional amount available for a liquidating distribution.

WOM’s shareholders may be liable to WOM’s creditors for part or all of the amount received from WOM.

Under New York law, each shareholder could be held liable for payment to WOM’s creditors of such shareholder’s pro rata share of amounts owed to creditors. The liability of any shareholder would be limited to the amounts previously received by such shareholder in dissolution from WOM and from the Net Proceeds. Accordingly, in such event, a shareholder could be required to return part or all of the distributions, if any, previously made to such shareholder, and a shareholder could receive nothing from WOM under the plan of dissolution and the distribution of the Net Proceeds. Moreover, if a shareholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a situation in which a shareholder may incur a net tax cost if the repayment of the amount previously distributed does not cause a commensurate reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed.

WOM’s shareholders may not be able to buy or sell shares of WOM common stock after WOM closes its stock transfer books on the final record date.

WOM intends to close its stock transfer books and discontinue recording transfers of its common stock on the date it files the certificate of dissolution. After this final record date, WOM will not record any further transfers of its common stock on the books of WOM except by will, intestate succession, or operation of law. Therefore, shares of WOM common stock will not be freely transferable after the final record date.

APPROVAL OF PLAN OF DISSOLUTION BY WOM SHAREHOLDERS

WOM has obtained shareholder approval of the plan of dissolution by the written consent of the holders of a majority of the voting power of WOM’s Common Stock in accordance with the requirements of New York law and WOM’s certificate of incorporation. No further vote or consent of any other shareholder of WOM is necessary to approve and adopt the plan of dissolution. Accordingly, WOM is not soliciting any shareholder votes or consents by means of this information statement. WOM may first take corporate action in accordance with the shareholder approval by filing a certificate of dissolution with the New York Secretary of State not less than 20 days after this information statement is first mailed to shareholders. WOM IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND WOM A PROXY.

At a meeting held on December 18, 2007, WOM’s board of directors unanimously approved the plan of dissolution and determined that the plan of dissolution is in the best interests of WOM, its shareholders and its creditors. WOM’s board of directors also recommended that the shareholders of WOM authorize, adopt and approve the plan of dissolution.

Section 1001 of the New York Business Corporation Law permits a New York corporation to dissolve if the plan of dissolution is approved by the holders of a majority of the voting power of the outstanding capital stock of the corporation entitled to vote on the plan of dissolution. Pursuant to WOM’s certificate of incorporation, the holders of WOM’s Common Stock are entitled to one vote per share on all matters voted upon by WOM’s shareholders.

On December 18, 2007,  Besicorp Holdings, Ltd. (“Besicorp Holdings”) and Harold M. Zinn executed and delivered to WOM a written consent approving the plan of dissolution. As of that date, WOM had outstanding 118,436shares of Common Stock.    Besicorp Holdings and Harold M. Zinn consented in respect of the 67,967 shares of Common Stock owned by them, which represented approximately 57.3% of the voting power of the Common Stock. A copy of the foregoing written consent is attached as Annex A to this information statement. As a result, in accordance with New York law and WOM’s certificate of incorporation, the plan of dissolution was approved and adopted by the holders of a majority of the voting power of the outstanding shares of common stock of WOM entitled to vote on these matters.

This information statement also serves as notice to shareholders under Section 615 of the New York Business Corporation Law of the approval of the plan of dissolution by less than unanimous written consent of WOM’s shareholders.

PLAN OF DISSOLUTION

General

In connection with the plan of dissolution, WOM expects that it will file a certificate of dissolution with the New York Secretary of State not less than 20 days after this information statement is first mailed to shareholders. Thereafter, WOM will cease conducting any business operations, except as may be required to wind up its business affairs and to proceed with the liquidation and dissolution.

Background and Reasons for the Plan of Dissolution

        WOM was organized in December 1999 to acquire the interests of Besicorp Ltd. (“Besicorp”) in the Bansbach Litigation; it was desired that WOM acquire these interests so that Besicorp could comply with the intent of the order (the “Prior Merger Order”) of the United States District Court for the Southern District of New York (the “Federal Court”) in a class action commenced on March 5, 1999, in the United States District Court for the Southern District of New York entitled James Lichtenberg and John Bansbach v. Besicorp Group Inc., BGI Acquisition LLC, BGI Acquisition Corp. et al. (the “March Litigation”).  The Prior Merger Order, which was issued on March 18, 1999, among other things, required Besicorp Group Inc. (“Old Besicorp”) to assign to Besicorp the contingent assets and liabilities comprising Old Besicorp’s interests in two cases, (i) the Bansbach Litigation and (ii) a shareholder derivative action commenced on March 29, 1993 in New York Supreme Court, Ulster County, entitled Lichtenberg v. Michael F. Zinn, Steven I. Eisenberg, and Martin E. Enowitz, et al., Index No. 93-1987 (the “Lichtenberg Litigation”), so that such two cases could be maintained following the merger (the “Prior Merger”) effectuated on March 22, 1999 as a result of which Old Besicorp was acquired by BGI Acquisition LLC (“BGI Parent”).  Therefore, Old Besicorp assigned to Besicorp its interests in those two cases pursuant to the contribution and distribution agreement (the “Prior Contribution Agreement”) dated March 22, 1999 between Old Besicorp and Besicorp.

Besicorp organized WOM and assigned to WOM, pursuant to the contribution and distribution Agreement between Besicorp and WOM (“Contribution Agreement”), the interest in the Bansbach Litigation that Old Besicorp had assigned to Besicorp pursuant to the Prior Contribution Agreement so that the Bansbach Litigation could be maintained after merger of Besi Acquisition Corp. (Acquisition Corp.) with and into Besicorp (the “Merger”).  If Besicorp had not effected (i) the contribution (the “Contribution”) to WOM pursuant to the Contribution Agreement of the interests in the Bansbach Litigation that Besicorp received pursuant to the Prior Contribution Agreement (the “Contributed Assets”) and (ii) the dividend (the “Distribution;” together with the Contribution, the “Spin-Off’) of one share of WOM’s Common Stock immediately prior to the Merger for each share of Besicorp’s common stock outstanding on such date, consummation of the Merger would have caused the plaintiff in the Bansbach Litigation to lose his status as a shareholder of Besicorp, and therefore would have caused him to lose his right to prosecute the Bansbach Litigation. The Lichtenberg Litigation was not assigned to WOM because the complaint in the Lichtenberg Litigation had been dismissed.

The Bansbach Litigation is a shareholder derivative action that was commenced in August 1997 by John Bansbach who was seeking to recover (i) certain legal fees and expenses paid by Old Besicorp to or on behalf of certain officers and directors of Old Besicorp in connection with the Proceeding (as described below) and (ii) fees and expenses paid by Old Besicorp for its own defense. The Proceeding is an action that was brought in the United States District Court for the Southern District of New York in connection with contributions to the 1992 election campaign of Congressman Maurice Hinchey. In connection with the Proceeding, in June 1997, Old Besicorp and the late Michael F. Zinn (then the Chairman of the Board, President and Chief Executive Officer of Old Besicorp and now deceased), each entered a guilty plea pursuant to a plea bargain to one count of causing a false statement to be made to the Federal Election Commission and one count of filing a false tax return. As a result of such pleas, Old Besicorp was fined $36,400, and Mr. Zinn was fined $36,673 and sentenced to a six-month term of incarceration (which commenced in November 1997 and was completed), and a two-year term (which commenced in May 1998 and was terminated before the scheduled end of the term) of supervised release thereafter.

Old Besicorp paid certain legal expenses incurred on its own behalf and by certain officers and directors in connection with the Proceeding. The amounts paid by Old Besicorp on behalf of Michael F. Zinn in connection with the Proceeding were approximately $339,000. Old Besicorp also reimbursed him for the legal fees and expenses (approximately $39,000) which had been incurred by third parties in connection with the Proceeding and which had been paid by him. In addition, Old Besicorp paid additional legal fees and disbursements of approximately $743,000 incurred in connection with the Proceeding by Old Besicorp, certain directors, officers, and employees and their spouses who were defendants or actual or potential witnesses in this matter.

In August 1997, after Old Besicorp and Mr. Zinn had entered their pleas, Mr. Bansbach commenced the Bansbach Litigation. Old Besicorp was named as a nominal defendant in this shareholder derivative action and the other named defendants either were officers and/or directors of Old Besicorp at the time of the alleged acts (or omissions) for which the plaintiff sought relief or became officers and/or directors of Old Besicorp afterwards. The plaintiff sought to hold the defendants other than Old Besicorp liable to Old Besicorp for:

•	all sums advanced to or on behalf of Michael F. Zinn in connection with his defense of the Proceeding;

•
all sums advanced to or on behalf of Michael Daley, who at the time of the Proceeding was the Vice-President, Chief Financial Officer and Corporate Secretary of Old Besicorp and was subpoenaed for information in connection with the Proceeding;

•	all legal expenses, costs and fines incurred by Old Besicorp itself in connection with the Proceeding;

•	all harm to Old Besicorp's reputation and goodwill resulting from the Proceeding;

•	punitive damages; and

•	plaintiff's attorneys' fees, costs and expenses.

The complaint in the Bansbach Litigation was dismissed by the Appellate Division, Third Department in a unanimous decision in May 2002. The plaintiff's motion to the Appellate Division, Third Department seeking: (a) leave to file an amended complaint; (b) reargument of the decision  dismissing the complaint; and (c) leave to appeal to the Court of Appeals was denied in August 2002. In January 2003 the Court of Appeals granted Plaintiff's motion for leave to appeal to the Court of Appeals. In a decision dated October 30, 2003, the New York Court of Appeals modified the decision of the Appellate Division, Third Department, by reinstating the Order of the Supreme Court, Ulster County, which had granted summary judgment as to liability only against Michael Zinn. The Court of Appeals remitted the case to the Supreme Court for further proceedings. Mr. Zinn's motion for reargument was denied by the New York Court of Appeals in an order dated January 8, 2004. In February 2004, Mr. Zinn filed a motion in the Supreme Court to renew his opposition to plaintiff's prior motion for summary judgment on the basis of evidence that was not available to Mr. Zinn at the time that the motion for summary judgment was granted. Mr. Zinn's motion for renewal was denied in an order dated July 9, 2004. The decision denying Mr. Zinn's motion for renewal was affirmed by the Appellate Division, Third Department, in a memorandum and order dated July 7, 2005.  Following the death of Mr. Zinn, the estate of Michael Zinn (the “Estate”) was substituted into this action as a party defendant.  After discovery was completed, plaintiff and the individual defendants other than the Estate filed cross-motions for partial summary judgment.  By a Decision and Order, dated May 7, 2007, the Court denied both cross motions in all respects.

Because the Bansbach Litigation is a shareholder derivative action brought on behalf of Old Besicorp and as a result of the Prior Contribution Agreement and the Contribution Agreement, Old Besicorp's assets relating to the Bansbach Litigation -- including the right to any settlement or judgment -- have been assigned to WOM, the Net Proceeds of the Settlement will be delivered to WOM, not Mr. Bansbach..

WOM’s principal assets consist of its interests in the Bansbach Litigation although WOM is also entitled to the reimbursement of WOM’s reasonable expenses (up to $35,000 per annum): (a) to maintain its existence. and (b) to comply with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder from the monies (the “Escrow Fund”) held by Robinson Brog as escrow agent (the “Escrow Agent”) pursuant to the escrow agreement (as amended,  the “Escrow Agreement”) entered into on March 22, 1999 by Besicorp and certain other parties, as amended by Amendment No. 1 to the Escrow Agreement, dated as of February 23, 2000, effective as of the date of the Spin-Off, by and between Besicorp, WOM and certain other parties (the “Escrow Agreement Amendment”). WOM has no full-time employees and no offices.  WOM has never engaged in any business activities.   Moreover, from the time of its establishment, WOM has consistently indicated that when the Bansbach Litigation was dismissed, settled or otherwise resolved, WOM was likely to distribute to its shareholders any amounts, if any, WOM received in connection with the settlement or other resolution of the Bansbach Litigation and thereafter to dissolve.

The Settlement and approval of the Plan of Dissolution

On June 21, 2007, the parties to the Bansbach Litigation entered into the Stipulation which provides for the Settlement.  Thereafter the Bansbach Court issued the Preliminary Order.  Pursuant to the Preliminary Order, a settlement hearing took place on September 20, 2007 to consider the Bansbach Court’s approval of the Stipulation and the award of attorneys’ fees, costs and incentive award to Bansbach’s counsel.  At the settlement hearing, the parties to the Bansbach Litigation applied to the Bansbach Court to enter the Final Order.  The Bansbach Court signed the Final Order, which was entered on October 10, 2007 and which, among other things, approved the Stipulation, dismissed Bansbach’s complaint, awarded plaintiff's counsel attorneys' fees in the amount of $341,666 and reimbursement of expenses in the amount of $43,240, awarded an incentive fee to plaintiff in the amount of $10,000, directed Bansbach’s counsel to advise the Federal Court that the Bansbach Litigation has been settled and to request that the March Litigation (which is described below under “Information About WOM-Business—The March Litigation”) be dismissed.  The Final Order became final November 29, 2007.  The first business day after the Final Order became final (i.e. November 30, 2007) is the “Effective Date.” Pursuant to the Stipulation the defendants other than WOM delivered to WOM the Settlement Fund to be held by Robinson Brog in escrow.  The Stipulation provides that the Settlement Fund shall be released from escrow and distributed in accordance with the Final Order.  The Stipulation also provides that within 60 days after the Effective Date WOM’s transfer agent shall distribute the Settlement Fund (net of all administrative expenses and any attorneys’ fees, costs and incentive award awarded by the Bansbach Court) (the “Net Proceeds”) to the holders of WOM’s Common Stock as reflected on the records of WOM’s transfer agent on the Effective Date on a pro rata basis according to the number of shares of WOM’s Common Stock held by each holder.

On December 18, 2007, the board of directors held a special meeting to discuss WOM’s strategic and financial position as a result of the Settlement and considered the dissolution of WOM pursuant to New York law. In considering the plan of dissolution, WOM’s board noted, among other things, the following:

•	WOM’s having been established solely to permit the Bansbach Litigation to be maintained following the merger of Besicorp;
 7
•	WOM’s having no business activities;

•	WOM’s having no significant assets other than its interests in the Bansbach Litigation;

•	WOM’s obligation to distribute the Net Proceeds of the Settlement; and

•
WOM having consistently, from the time of its establishment, indicated that when the Bansbach Litigation was dismissed, settled or otherwise resolved, WOM was likely to distribute to its shareholders any amounts, if any, WOM received in connection with the settlement or other resolution of the Bansbach Litigation and thereafter to dissolve.

Therefore, WOM’s board of directors determined that once the Bansbach Litigation is settled, WOM should be dissolved, unanimously determined that proceeding with the dissolution of WOM pursuant to the plan of dissolution was in the best interests of WOM and its shareholders, and approved the plan of dissolution and recommended that the shareholders approve the dissolution of WOM pursuant to the plan of dissolution.

On December 18, 2007, Besicorp Holdings and Harold M. Zinn executed and delivered to WOM a written consent approving and adopting the plan of dissolution and the transactions contemplated therein. In this consent, the shareholders also approved and authorized any amendments, modifications or waivers to or under the plan of dissolution that may be approved from time to time by WOM’s board of directors.

Principal Provisions of the Plan of Dissolution

The following is a summary of the material provisions of the plan of dissolution. A copy of the plan of dissolution is attached as Annex B to this information statement. This summary is not complete and is qualified in its entirety by reference to the plan of dissolution. The plan of dissolution provides for WOM’s complete liquidation and dissolution in accordance with the requirements of New York law and the Internal Revenue Code of 1986. We urge you to read the plan of dissolution for a more complete description of its terms and conditions.

Certificate of Dissolution. WOM expects that it will file a certificate of dissolution with the New York Secretary of State not less than 20 days after this information statement is first mailed to shareholders. However, the Department of State shall not file such certificate unless the consent of the State Tax Commission to the dissolution is attached to the certificate. The dissolution of WOM will become effective, in accordance with New York law, upon the filing of the certificate of dissolution with the New York Secretary of State.  The members of WOM’s board of directors in office at the time the certificate of dissolution is accepted for filing by the State of New York will have all powers provided to them under the New York Business Corporation Law and other applicable laws.

Cessation of Business Activities. The plan of dissolution provides that once WOM files the certificate of dissolution with the New York Secretary of State  the board of directors will liquidate WOM’s assets in accordance with any applicable provision of the New York Business Corporation Law. WOM’s board of directors currently intends to follow the procedures set forth in Section 1005 of the New York Business Corporation Law, which requires WOM after dissolution to:

•	carry on no business except for the purpose of winding up its affairs.

•
Proceed to wind up its affairs, with power to fulfill or discharge its contracts, collect its assets, sell its assets for cash at public or private sale, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

•	After paying or adequately providing for the payment of its liabilities, distribute any remaining assets among its shareholders according to their respective rights.

WOM will not obtain any further approval of its shareholders in connection with the dissolution and liquidation.

Indemnification of Directors and Officers. Although the entire board of directors and the current officers of WOM continue to serve in their respective capacities as of the date of this information statement, some officers may resign or be removed at the discretion of the board of directors and some directors may resign after the certificate of dissolution is filed with the New York Secretary of State.

Under New York law, the directors remaining in office owe fiduciary duties to WOM’s creditors as well as to its shareholders during the dissolution process. Under the plan of dissolution, WOM will continue to indemnify its officers and directors for actions taken in connection with the plan of dissolution and the winding up of the affairs of WOM in accordance with WOM’s certificate of incorporation, bylaws, the existing directors’ and officers’ liability insurance policy and applicable law.

Final Record Date. After the final record date, which will be the date on which WOM will close its stock transfer books, WOM will not record any further transfers of its common stock on its books except by will, intestate succession or operation of law and will not issue any new stock certificates, other than replacement certificates. WOM will close its stock transfer books and discontinue recording transfers of its common stock on the date on which WOM files its certificate of dissolution with the New York Secretary of State, which is expected to occur not less than 20 days after this information statement is first mailed to shareholders.

The liquidating distribution, if any, from WOM on or after the final record date will be made to shareholders pro rata according to their respective holdings of Common Stock as of the final record date.   However, the distribution of the Net Proceeds will be made to shareholders pro rata according to their respective holdings of Common Stock as of the Effective Date (except that in connection with the Settlement, WOM agreed (i) to make reasonable efforts to update the addresses of its shareholders of record by employing a service which tracks changes of addresses to make reasonable efforts to locate any shareholders of record for whom the Notice of Proposed Settlement and Settlement Hearing delivered in connection with the Settlement is returned as “undeliverable” in the initial mailing of such Notices and (ii) that the Net Proceeds that would have been paid to shareholders of record who cannot be located despite the reasonable efforts made in compliance with clause (i) above shall be reallocated on a pro rata basis among the remaining shareholders of record).

Distributions to Shareholders. WOM’s board of directors will determine in its sole discretion and in accordance with applicable law, the timing of the distribution of the Net Proceeds pursuant to the Stipulation.  However, under the terms of the Stipulation, WOM is required to distribute the Net Proceeds within 60 days after the Effective Date.  WOM’s board of directors will determine in its sole discretion and in accordance with applicable law, the timing and amount of, and the record date for, the liquidating distribution, if any, WOM may make to its shareholders pursuant to the plan of dissolution. Although the board of directors has not yet established a timetable for the liquidating distribution, if any, to its shareholders, the board of directors will, subject to uncertainties inherent in winding up WOM’s business, make the distribution as promptly as practicable.

Management and the board of directors believe that WOM has sufficient assets to pay its current and accrued claims and obligations.

As of the date of this information statement, WOM cannot predict with certainty the amount it may have available for distribution to its shareholders.   However, WOM is required under the terms of the Stipulation to distribute the Net Proceeds of the Settlement to its shareholders.  It is unlikely that WOM will have any additional amount available for a liquidating distribution.  For more information about the net value that may ultimately be available for distribution to shareholders, see “Liquidation Analysis and Estimates.”

The distribution of the Net Proceeds pursuant to the Stipulation and of the liquidating distribution, if any, to shareholders will consist solely of cash.

Amendment. Under the plan of dissolution, the board of directors may, to the full extent permitted by New York law, amend or modify the plan of dissolution without further shareholder approval if the board of directors determines that the amendment or modification is in the best interests of WOM, its shareholders and its creditors.  However, WOM is required under the terms of the Stipulation to distribute the Net Proceeds of the Settlement to its shareholders.

Contingencies; Creditors. Under New York law, each shareholder of WOM could be held liable for the payment to WOM’s creditors of such shareholder’s pro rata share of amounts owed to creditors. The liability of any shareholder would be limited to the amounts received by such shareholder in dissolution from WOM. Accordingly, in such event, a shareholder could be required to return part or all of the distributions previously made to such shareholders, and a shareholder could receive nothing from WOM under the plan of dissolution. Moreover, if a shareholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a situation in which a shareholder may incur a net tax cost if the repayment of the amount previously distributed does not cause a commensurate reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed.

SEC Reporting Requirements. WOM currently is obligated to comply with the applicable reporting requirements of the Exchange Act.  In order to eliminate expenses it incurs to comply with these requirements, WOM intends to cease filing reports with the SEC under the Exchange Act as soon as possible after the final record date as permitted by SEC rules. At such time, WOM will cease filing quarterly, annual and current reports with the SEC.

            Governmental Approvals. Except for filing the certificate of dissolution with the New York Secretary of State and compliance with applicable New York law and the rules and regulations of the SEC and the Internal Revenue Code of 1986, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation and dissolution.

Absence of Appraisal Rights. Under New York law, which governs WOM and the rights of its shareholders, shareholders are not entitled to appraisal rights or other rights to demand fair value for their shares of WOM’s Common Stock by reason of the approval of the plan of dissolution.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

WOM intends the following discussion to provide only a general summary of the material federal income tax consequences of the distribution of the Net Proceeds pursuant to the Stipulation and of the plan of dissolution to WOM and its shareholders. This discussion is not a complete analysis or description of all potential federal income tax consequences of the plan of dissolution.

This discussion describes certain material federal income tax consequences of the distribution of the Net Proceeds pursuant to the Stipulation and of the plan of dissolution. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences as described herein. In addition, the following discussion does not address the tax consequences to WOM of the distribution of the Net Proceeds pursuant to the Stipulation and of the plan of dissolution under foreign tax laws, or the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the plan of dissolution or distribution of the Net Proceeds, whether or not any such transactions are undertaken in connection with the plan of dissolution or distribution of the Net Proceeds. This discussion has no binding effect on the Internal Revenue Service, or IRS, or the courts and assumes that WOM will liquidate substantially in accordance with the plan of dissolution.  Distributions to shareholders pursuant to the Stipulation and the plan of dissolution may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions. The following discussion presents the opinion of WOM. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the distribution of the Net Proceeds pursuant to the Stipulation and of the plan of dissolution, and WOM will not seek an opinion of counsel with respect to the anticipated tax treatment. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the corporate and/or shareholder level, thus reducing the benefit to the shareholders and WOM from the liquidation.

Consequences to WOM

After the approval of the plan of dissolution and until the liquidation is completed, WOM will continue to be subject to tax on WOM’s taxable income. WOM will recognize gain or loss upon any liquidating distribution of property to shareholders as if such property were sold to the shareholders. The amount of such gain or loss will equal the difference between WOM’s adjusted tax basis for each asset and the asset’s fair market value on the date of distribution.  Because (i) WOM has never conducted any business, (ii) WOM’s sole purpose of existence has been to permit the maintenance of the Bansbach Litigation and (iii) the Stipulation requires the distribution of the Net Proceeds to WOM’s shareholders, WOM should not be subject to corporate tax on the Settlement Fund.

Consequences to Shareholders

The distribution of the Net Proceeds will not be a liquidating distribution.  Instead the amount of any distribution of the Net Proceeds will be taxable at ordinary income rates.   Any proceeds distributed to shareholders in liquidation will give rise to additional gain or loss measured by the amount received by a shareholder and such shareholder’s tax basis in WOM Stock.

When WOM liquidates, WOM will provide its shareholders and the IRS with a statement of the amount of cash distributed to its shareholders pursuant to the Stipulation and the plan of dissolution during that year as determined by WOM, at such time and in such manner as required by the Treasury regulations. WOM cannot assure its shareholders that the IRS will not challenge the tax treatment of these transactions.

Taxation of Non-United States Shareholders

Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the plan of dissolution.

Certain State and Local Income Tax Consequences

WOM’s shareholders may be subject to liability for state and local taxes with respect to the receipt of liquidating distributions and the Net Proceeds pursuant to the Stipulation. State and local tax laws may differ in various respects from federal income tax law. Shareholders should consult their tax advisors with respect to the state and local tax consequences of the plan of dissolution.

THE FOREGOING SUMMARY OF MATERIAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY SHAREHOLDER OF WOM. THE TAX CONSEQUENCES OF THE DISTRIBUTION OF THE NET PROCEEDS PURSUANT TO THE STIPULATION AND OF THE PLAN OF DISSOLUTION MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE SHAREHOLDER. WOM RECOMMENDS THAT EACH SHAREHOLDER CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THESE TRANSACTIONS.

LIQUIDATION ANALYSIS AND ESTIMATES

As of the date of this information statement, WOM cannot predict with certainty the amount it will have available for distribution to its shareholders.  However, WOM is required under the terms of the Stipulation to distribute the Net Proceeds of the Settlement to its shareholders.  It is unlikely that WOM will have any additional amount available for a liquidating distribution.

As of the date of this information statement, WOM’s remaining assets, without giving effect to the Settlement Fund, consists of $54 of cash and cash equivalents.

WOM anticipates that all of its expenses in connection with the Settlement and WOM’s liquidation and dissolution will be covered by the Escrow Fund or the Settlement Fund.  As of the date of this information statement, WOM is unaware of any known taxes, contractual obligations, administrative costs or other known obligations that would reduce WOM’s existing cash and cash equivalents.

MANAGEMENT’S ASSESSMENT ASSUMES THAT THE FOREGOING ANALYSIS OF WOM’S OBLIGATIONS IS ACCURATE. SUCH ANALYSIS, HOWEVER IS SUBJECT TO NUMEROUS UNCERTAINTIES BEYOND WOM’S CONTROL AND DOES NOT REFLECT ANY UNFORESEEN CLAIMS AND OBLIGATIONS WOM MAY INCUR.

INFORMATION ABOUT WOM

Business

Summary - Non Operating Company

WOM does not have any business activities, does not intend to engage in any business activities and accordingly WOM does not expect to have any future revenues or profits. WOM’s principal assets consist of WOM’s interests in the Bansbach Litigation (which is described above under“Plan of Dissolution--Background and Reasons for the Plan of Dissolution” and“Plan of Dissolution—Settlement and Approval of  the Plan of Dissolution” and which sections are incorporated by this reference) although WOM is also entitled to the reimbursement of WOM’s reasonable expenses (up to $35,000 per annum) (a) to maintain its existence and (b) to comply with the Exchange Act and the rules and regulations promulgated thereunder from the Escrow Fund.  Because WOM is not engaged in any business activity, these assets are its only possible source of revenues.  These assets will not generate any significant revenues for WOM except for (assuming the effectiveness of the Final Order) the Net Proceeds of the Settlement.  Because the Bansbach Litigation is a shareholder derivative action brought on behalf of Old Besicorp and because, as a result of the Prior Contribution Agreement and the Contribution Agreement, Old Besicorp's assets relating to the Bansbach Litigation -- including the right to any settlement or judgment -- have been assigned to WOM, the Net Proceeds of the Settlement will be delivered to WOM, not Mr. Bansbach.

On account of WOM’s very limited activities, WOM has no full-time employees and no offices. WOM is not compensating its officers and directors, for the services they render on its behalf though they may receive compensation for such services from Besicorp.  Besicorp agreed in the Contribution Agreement to provide WOM with the services of its employees and to allow WOM to use its offices free of charge to the extent that WOM determines they are reasonably necessary and for so long as WOM shall seek such services and the use of such offices. WOM has no suppliers and no customers.

The March Litigation

On March 1, 1999, Old Besicorp distributed proxy materials for a special meeting of its shareholders to adopt the Prior Plan of Merger. The meeting was scheduled for March 19, 1999, and it was contemplated that if the Prior Plan of Merger was approved by Old Besicorp’s shareholders the Prior Merger would occur shortly afterwards. Effectuation of the Prior Merger would adversely affect the Bansbach Litigation and the Lichtenberg Litigation.

On March 5, 1999, James Lichtenberg and Mr. Bansbach commenced the March Litigation in the United States District Court for the Southern District of New York by filing a complaint (the “March Complaint”).  The March Complaint alleged that:

•
the proxy statement sent to Old Besicorp's shareholders in connection with the meeting of Old Besicorp's shareholders to adopt the agreement and plan of merger between Old Besicorp, BGI Acquisition Corp. (“BGI Acquisition”) and BGI Parent, pursuant to which the Prior merger was effectuated (the “Prior Plan of Merger”) was materially misleading because it failed to adequately disclose all available material information regarding the effect of the Prior Merger on the Bansbach Litigation and the Lichtenberg Litigation (collectively, the “Derivative Litigation”);

•	the Prior Merger was intentionally structured to accomplish the termination of the Derivative Litigation; and

•
Old Besicorp and its directors breached their fiduciary duty by (a) intentionally structuring the Prior Merger so as to cause the termination of the Derivative Litigation, (b) failing to retain independent counsel to act on behalf of Old Besicorp's minority shareholders, (c) failing to retain an independent investment banker to opine on the fairness of the Prior Merger to Old Besicorp's minority shareholders, (d) failing to form an independent committee to ensure that the Prior Merger was fair to and in the best interests of Old Besicorp's minority shareholders, and (e) providing for a $1 million bonus to Mr. Zinn and a $500,000 bonus to Mr. Daley, which the March Complaint deemed to be excessive and/or unwarranted compensation.

The March Complaint asserted four claims for relief: (i) a claim against Old Besicorp and its Board of Directors in March 1999 consisting of Michael F. Zinn, Michael Daley, Melanie Norden, Gerald Habib and Richard Rosen (the “March Director Defendants”) under section 14(a) of, and Rule 14a-9 promulgated pursuant to, the Exchange Act; (ii) a claim against the March Director Defendants under section 20(a) of the Exchange Act, (iii) a claim against the March Director Defendants for breach of fiduciary duty; and (iv) a claim against BGI Parent and BGI Acquisition for aiding and abetting the alleged breach of fiduciary duty. The March Complaint sought unspecified money damages and:

•	injunctive relief directing full disclosure of the financial impact on Old Besicorp's shareholders of the termination of the Derivative Litigation;

•	full disclosure of the alleged intentional structuring of the Prior Merger to cause the termination of the Derivative Litigation;

•	an order directing that:

(i)  the Derivative Litigation be transferred to Besicorp,

(ii)
the aggregate merger consideration paid pursuant to the Prior Merger (the “Prior Merger Consideration”) payable to Mr. Zinn and two former directors and executive officers of Old Besicorp, Mr. Enowitz and Steven I. Eisenberg, for their shares of Old Besicorp's common stock (which were subject to the Lichtenberg Litigation) be held in escrow, and

(iii)	certain amounts at issue in the Bansbach Litigation be held in escrow pending final adjudication of the respective actions.

The Final Order directed Bansbach’s counsel to advise the Federal Court that the Bansbach Litigation has been settled and request that the March Litigation  be dismissed.  Therefore, it is anticipated that the Settlement of the Bansbach Litigation will result in the March Litigation being dismissed.

On March 18, 1999, the District Court entered the Prior Merger Order which principally required Old Besicorp to assign the contingent assets and/or liabilities comprising Old Besicorp's interests in the Derivative Litigation to Besicorp before the Prior Merger. The Prior Contribution Agreement effected Old Besicorp's assignment of the contingent assets and/or liabilities comprising Old Besicorp's interests in the Derivative Litigation to Besicorp. In February 2002, the United States Court of Appeals for the Second Circuit affirmed the District Court's issuance of the Prior Merger Order.

The Contribution Agreement

Pursuant to the Contribution Agreement, Besicorp transferred to WOM the interests in the Bansbach Litigation it had received from Old Besicorp as a result of the Prior Merger Order.  As a result of the Contribution, WOM - not Besicorp - will be entitled to any proceeds if there is a judgment or settlement in favor of the plaintiff; and WOM - not Besicorp - will be liable for any damages for which the subject corporation is liable. See “ - Certain Effects of the Transfer of the Bansbach Litigation to WOM.”

In addition, pursuant to the Contribution Agreement, Besicorp caused the Escrow Agreement to be amended (i) to permit WOM to receive up to $35,000 annually from the Escrow Fund to cover its reasonable expenses in connection with maintaining its existence, complying with the Exchange Act and the rules and regulations promulgated thereunder, and such other matters as may be reasonably necessary to permit the Bansbach Litigation to continue and (ii) to provide that the costs of the Bansbach Litigation will still be covered by the Escrow Agreement following the Spin-Off.

Also, pursuant to the Contribution Agreement, Besicorp agreed to provide WOM free of charge with the services of Besicorp's employees and the use of its offices to the extent that WOM determines they are reasonably necessary and for so long as WOM shall seek such services and the use of such offices.

Escrow Agreement

In connection with the Prior Merger, Old Besicorp deposited $6.5 million into the Escrow Fund pursuant to the Escrow Agreement. (As of November 30, 2007, there was approximately $2.222 million in cash in the Escrow Fund ).  The Escrow Fund initially served to fund claims for BGI Monitoring Costs (which are described below), BGI Indemnity Claims (which are described below) and Litigation Costs (which are described below), which included the Bansbach Litigation. Therefore, in order to provide that the Bansbach Litigation would continue to be covered by the Escrow Fund after the Spin-Off, the Escrow Agreement was amended by the Escrow Agreement Amendment: to provide, (i) by funding claims for WOM Costs (which are described below), that WOM shall be provided from the Escrow Fund with its reasonable expenses (up to $35,000 per annum) in connection with maintaining its existence, complying with the Exchange Act and the rules and regulations promulgated thereunder, and such other matters as may be reasonably necessary to permit the Bansbach Litigation to continue and (ii) that the Bansbach Litigation will still be covered by the Escrow Agreement following the Spin-Off.

Reimbursement from the Escrow Fund is available for the following:

•	BGI Monitoring Costs which are BGI Parent's out-of-pocket expenses (not to exceed $40,000 per year) incurred if it is represented by counsel with respect to:

(i)
the Besicorp Assumed Matters (which are certain litigations specified in the indemnification agreement between BGI Parent, BGI Acquisition and Besicorp dated March 22, 1999 (the “Indemnification Agreement”) and other matters to be prosecuted or defended by Besicorp pursuant to the Indemnification Agreement) and

(ii)	the Bansbach Litigation;

•	BGI Indemnity Claims which are all claims for indemnity made by BGI Parent pursuant to the Indemnification Agreement;

•	Litigation Costs which are Besicorp’s costs and expenses relating to:

(i)	Besicorp Assumed Matters;

(ii)	litigation arising out of or relating to any such Besicorp Assumed Matters;

(iii)	indemnification of claims against Old Besicorp's directors and officers (prior to the Prior Merger) for actions in their official capacity preceding the date of the Prior Merger; and

(iv)	matters arising out of or relating to the Prior Merger; and

•	WOM Costs which are:

(i)
reasonable expenses incurred by Besicorp or WOM in connection with (a) the formation of WOM, (b) the Spin-Off (including the cost of distributing the shares of WOM's Common Stock (including the fees and expenses of Continental Stock Transfer and Trust Company) and (c) the preparation and filing of the registration statement on Form 10-SB registering WOM’s Common Stock under the Exchange Act.

(ii)
WOM's reasonable expenses (up to $35,000 per annum) (a) to maintain its existence, (b) to comply with the Exchange Act and the rules and regulations promulgated thereunder, and (c) for such other matters as may be reasonably necessary to permit the Bansbach Litigation to continue, and

(iii)
WOM's costs and expenses (the “WOM Litigation Costs”) relating to (a) the Bansbach Litigation, and (b) litigation arising out of or relating to the Bansbach Litigation, the Spin-Off and WOM's existence.

However, if a party to the Escrow Agreement objects to any reimbursement from the Escrow Fund, the Escrow Agent will disburse such funds only in accordance with the Escrow Agent's receipt of (i) the joint written direction of BGI Parent, WOM and Besicorp to release funds from the Escrow Fund, (ii) a written instrument representing a final and non-appealable order with respect to the disposition of funds from the Escrow Fund issued by an arbitrator or (iii) a certified copy of a final and non-appealable judgment of a court of competent jurisdiction directing the disbursement of such funds.

The terms of the Escrow Agreement provided that the remaining proceeds of the Escrow Fund be released, at Besicorp’s request, to Besicorp (and for Besicorp to distribute these proceeds pursuant to the Amended and Rested Agreement and Plan of Merger among Besicorp, Besicorp Holdings and Acquisition Corp. as a deferred payment to its former shareholders (other than Besicorp Holdings and certain other former shareholders of Besicorp), subject to the satisfaction of certain conditions, after March 22, 2004.  With the settlement of the Bansbach Litigation it would appear that these conditions have been satisfied

Employees

At the date hereof, WOM had no employees.

 Properties

WOM does not own any real property.  Pursuant to the Contribution Agreement, Besicorp agreed to allow WOM to use its offices without charge.  These offices are sufficient for WOM’s requirements.

Legal Proceedings

Other than the Bansbach Litigation, WOM is not a party to any legal proceedings.  The description of the Bansbach Litigation set forth under “Plan of Dissolution--Background and Reasons for the Plan of Dissolution,”  “Plan of Dissolution—Settlement and Approval of the Plan of Dissolution” and “--The March Litigation” is incorporated herein by this reference.  WOM is dependent upon the availability of funds from the Escrow Fund for the reimbursement of the WOM Costs. WOM’s ability to obtain reimbursement for these costs may be limited to the extent Besicorp or other third parties obtain money from the Escrow Fund thereby reducing the funds available to pay WOM Costs.   See “Escrow Agreement”.

Selected Historical Financial Data

The following table presents selected historical financial data of WOM. The selected balance sheet data as of March 31, 2003, 2004, 2005, 2006 and 2007 and statement of operations data for the years then ended are derived from WOM’s audited financial statements.   The selected balance sheet data as of June 30, 2007 and as of September 30, 2007 and statement of operations data for the periods then ended are derived from WOM’s unaudited financial statements and include all adjustments (including only normal, recurring adjustments) necessary for a fair presentation of such information.

WOM’s operations have been presented as discontinued operations. WOM’s financial statements for all periods presented have been adjusted to reflect its operations as discontinued operations in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Accordingly, the historical financial results of WOM are not indicative of the results that might be expected in future periods.

	March 31, 2003	March 31, 2004	March 31, 2005	March 31, 2006	March 31, 2007	June 30, 2007	September 30, 2007
Balance Sheet Data:
Cash	$54	$54	$54	$54	$54	$54	$54
Total assets .	$54	$54	$54	$54	$54	$54	$54

Accrued expenses	$5,665	$5,665	$5,665	$5,665	$5,665	$5,665	$5,665
Total Liabilities	$5,665	$5,665	$5,665	$5,665	$5,665	$5,665	$5,665

Common Stock	1,184	1,184	1,184	1,184	1,184	1,184	1,184
Accumulated deficit	(6,795)	(6,795)	(6,795)	(6,795)	(6,795)	(6,795)	(6,795)
Shareholders’ equity (deficit)	(5,611)	(5,611)	(5,611)	(5,611)	(5,611)	(5,611)	(5,611)

Total Liabilities and Shareholders’ Equity (Deficit)	$54	$54	$54	$54	$54	$54	$54
[Missing Graphic Reference]

	Year Ended March 31, 2003	Year Ended March 31, 2004	Year Ended March 31, 2005	Year Ended March 31, 2006	Year Ended March 31, 2007	Three Months Ended June 30, 2007	Six Months Ended September 30, 2007
Statement of Operations:

Revenues	$0	$0	$0	$0	$0	$0	$0

Costs and Expenses	0	0	0	0	0	0	0

Income Before Income Taxes	0	0	0	0	0	0	0

Provision for Income Taxes	0	0	0	0	0	0	0

Net Income	$0	$0	$0	$0	$0	$0	$0

Basic Income per Share	$0	$0	$0	$0	$0	$0	$0

Security Ownership of Certain Beneficial Owners and Management

The following table shows the shares of WOM’s Common Stock owned as of December 18, 2007 by each beneficial owner of more than 5% of WOM’s Common Stock, the current directors, the current executive officers and by all current directors and executive officers as a group. As of that date, WOM had outstanding 118,436 shares of Common Stock.   Except as otherwise provided in the footnotes to the table, the beneficial owners have sole voting and investment power as to all securities.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Beneficially Owned (1)

Estate of Michael F. Zinn 5310 Boca Marina Circle Boca Raton, Fl 33487	57,967 (2)	48.9%
Randi Zinn c/o 1151 Flatbush Road Kingston, New York 12401	57,967 (2)(3)	48.9%
Frederic M. Zinn 1151 Flatbush Road Kingston, New York 12401	57,967 (2)(4)	48.9%
Michael L. Vizzie 1151 Flatbush Road Kingston, New York 12401	___	*
Harold M. Zinn 2295 S. Ocean Blvd. Palm Beach, FL 33480	10,000	8.4%
Current directors and executive officers as a group (2 persons)	57,967	48.9%
* Less than 1 percent.

(1)  Except as described below, such persons have the sole power to vote and direct the disposition of such shares.

(2)  Represents 57,967 shares held in the name of Besicorp Holdings.  Avalon Ventures, LLC (“Avalon”) owns approximately 94.5% of the shares of Besicorp Holdings' common stock and therefore can appoint and remove the directors of Besicorp Holdings. The only members of Avalon are Randi Zinn, who owns a nominal interest in Avalon, and the Estate.  Randi Zinn and Frederic M. Zinn are the managers of Avalon and therefore have the power to vote or dispose of Avalon's shares of Besicorp Holdings' common stock.

(3)  Randi Zinn is a co-executor of the Estate and a beneficiary thereof.  As co-executor of the Estate, she shares with Frederic M. Zinn voting and investment power with respect to these shares.

(4)           Frederic M. Zinn may be deemed to have indirect beneficial ownership of such shares because he is a co-executor of the Estate; he disclaims beneficial ownership of such securities.  As co-executor of the Estate, he shares with Randi Zinn voting and investment power with respect to these shares.

Market Price of WOM’s Common Stock

There is currently no existing trading market for WOM’s Common Stock.  WOM has not applied for and currently does not intend to apply for listing of WOM’s Common Stock on an Exchange.  WOM has never declared or paid any cash dividends on WOM’s Common Stock.  On December 18, 2007, the date of this information statement, there were approximately 400 holders of record of WOM’s Common Stock.

WHERE YOU CAN FIND MORE INFORMATION

WOM is subject to the informational requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements and other information can be inspected and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. WOM’s Exchange Act SEC File No. is 001-13715. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. WOM electronically files reports, proxy and information statements, and other information with the SEC. The SEC maintains an internet website that contains WOM’s electronically filed reports, proxy and information statements, and other information at http://www.sec.gov.

WOM will provide without charge to each person to whom this information statement is delivered, upon request, a copy of its reports, proxy and information statements, and other information filed with the SEC. Any such requests should be directed to:

WOM, Inc.
1151 Flatbush Road
Kingston, New York 12401
Attention: Michael Vizzie
Telephone: (845) 336-7700

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This information statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, plans, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Forward-looking statements often include words or phrases such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “estimates,” “intends,” “plans,” or “projects” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievements of WOM to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, those discussed in this information statement under “Risk Factors” and “Information About WOM.” These factors do not include all factors that might affect WOM’s business and financial condition and its ability to make the liquidating distribution to its shareholders pursuant to the plan of dissolution. WOM cautions you not to place undue reliance on these forward-looking statements, which reflect its management’s view only as of the date of this information statement. WOM does not intend, and undertakes no obligation, to update any forward-looking statement, except to the extent required by law.

Annex A                                                                WOM, INC.

WRITTEN CONSENT OF MAJORITY SHAREHOLDERS

The undersigned, being the holders of record of a majority of the outstanding shares of common stock, par value $.01 per share, of WOM, Inc., a New York corporation (the “Corporation”) entitled to vote, in accordance with Section 615 of the Business Corporation Law of the State of New York (the “BCL”), hereby consent to the adoption of the following resolutions in accordance with Section 1001 of the BCL:

WHEREAS, the Board of Directors of the Corporation (the “Board”) has adopted resolutions to dissolve the Corporation and has approved and adopted, and recommended for approval by the shareholders of the Corporation, the Plan of Complete Liquidation and Dissolution of the Corporation in substantially the form reviewed by the Board (the “Plan of Dissolution”);

WHEREAS, after the date hereof, the Corporation may seek to enter into one or more amendments or modifications to the Plan of Dissolution; and

WHEREAS, such dissolution has been deemed by the Board to be advisable and in the best interests of the Corporation;

NOW THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Plan of Dissolution in the form approved by the Board and attached hereto as Exhibit A are hereby approved, adopted, ratified and confirmed;

RESOLVED FURTHER, if any of the terms and provisions of the Plan of Dissolution shall be amended or modified (any such amendment, modification or waiver, an “Amendment”), the undersigned hereby approve, adopt, ratify and confirm any such Amendment as the Board shall approve and adopt and, to the extent required under the BCL, deem expedient and in the best interests of the Corporation, which Amendment may contain such terms and conditions as the Board shall approve and adopt;

RESOLVED FURTHER, that consistent with the foregoing resolutions, the appropriate officers of the Corporation, or any one or more of them, hereby are authorized and directed, in the name and on behalf of the Corporation, to do all things, to take all such actions and to execute, deliver and file all such other agreements, amendments, instruments, reports, documents and regulatory and other notices as may be determined by such officer(s) to be necessary or appropriate in effecting the forgoing resolutions, including, without limitation, preparing, executing, acknowledging, filing and recording a Certificate of Dissolution of the Corporation in substantially the form reviewed by the Board with the Secretary of State of the State of New York; and

RESOLVED FURTHER, that all actions taken and all agreements, amendments, instruments, reports, documents and regulatory and other notices executed delivered or filed through the date hereof, and all actions to be taken and all agreements, amendments, instruments, reports, documents and regulatory and other notices to be executed, delivered or filed after the date hereof, by the appropriate officers of the Corporation, or any agents, attorneys, accountants and outside consultants of the Corporation, in the name and on behalf of the Corporation, in connection with the Plan of Dissolution (and any subsequent Amendment), and the transactions contemplated thereunder are hereby authorized, approved, ratified and confirmed in all respects.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered to the Corporation this Written Consent of Majority Shareholders as of the date set forth next to such shareholder’s signature.

Dated: December 18, 2007	/s/ Harold M. Zinn
Harold M. Zinn

BESICORP HOLDINGS, LTD.

Dated: December 18, 2007	/s/ Frederic M. Zinn
Frederic M. Zinn President

                                                                                                           Annex B

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF WOM, INC.

This Plan of Complete Liquidation and Dissolution (the “Plan”) is intended to accomplish the complete liquidation and dissolution of WOM, Inc., a New York corporation (the “Company”), in accordance with the Business Corporation Law of the State of New York (the “Business Corporation Law”) and Section 331 of the Internal Revenue Code of 1986, as amended (the “Code”), as follows:

1.    The Board of Directors of the Company (the “Board of Directors”) has adopted this Plan and has presented the Plan to the Company’s shareholders (the “Shareholders”) to take action on the Plan. If the holders of a majority in voting power of the outstanding Common Stock, par value $.01 per share (the “Common Stock”) approve the adoption of this Plan, the Plan shall constitute the adopted Plan of the Company as of the date on which such Shareholder approval is obtained (the “Adoption Date”). No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

2.    Following the Adoption Date, the Company shall file with the Secretary of State of the State of New York a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the Business Corporation Law (the “Liquidation Date”). On the Liquidation Date, the Company shall, as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the New York tax authorities or the authorities of any other jurisdiction. The Board of Directors is not required to make any distribution to the Company’s Shareholders, if at all, until after the Liquidation Date; provided, however that the Company is obligated pursuant to a Stipulation of Compromise and Settlement (the “Stipulation”) which settled the settled (the “Settlement”) the shareholder derivative action commenced in August 1997 in the New York Supreme Court, Ulster County (the “Bansbach Court”), entitled John Bansbach v. Frederic M. Zinn and Randi Zinn their capacity as Personal Representatives of the Estate of Michael F. Zinn; Michael J. Daley Gerald A. Habib; David Harris, Wendy Harris and Katherine Young in their Capacity as Executors of the Estate of Harold Harris; Richard E. Rosen, and WOM, Inc., Index No. 97-2573 to distribute the proceeds (net of administrative expenses and any court awarded attorneys’ fees, costs and incentive award) (the “Net Proceeds”) of the Settlement to the Company’s shareholders.   It is the intention of the Board of Directors that at the same time the Net Proceeds are distributed to the Shareholders pursuant to the Settlement the other remaining assets, if any, will be distributed pursuant to the liquidating distribution.

3.    After the Liquidation Date, WOM will carry on no business except for the purpose of winding up its affairs.  WOM will proceed to wind up its affairs, with power to fulfill or discharge its contracts, collect its assets, sell its assets, discharge or pay its liabilities, do all other acts appropriate to liquidate its business and distribute its assets in accordance with this Plan. The Company will endeavor to wind up its business and affairs as expeditiously as reasonably practicable in the judgment of the Board of Directors.

4.    From and after the Liquidation Date, the Company shall complete the following corporate actions:

(a)   The Company shall pay or, as determined by the Board of Directors, make reasonable provision to pay, all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

(b)   The Company shall distribute the Net Proceeds in accordance with the Stipulation and shall distribute all other available cash, if any, except such cash as is required for paying or making reasonable provision for the claims and obligations of the Company. Such distribution will occur all at once and shall be in cash, in such amount, and at such time, as the Board of Directors, in its absolute discretion, may determine; provided however, that under the terms of the Stipulation, WOM is required to distribute the Net Proceeds within 60 days after the first business day after the Final Order to be entered into by the Bansbach Court in connection with the Settlement becomes final.

5.    The liquidating distribution to the Shareholders pursuant to Section 4  hereof, if any, shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earlier date (the “Final Record Date”) to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution or (ii) the date on which the Company files its Certificate of Dissolution, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

6.    In accordance with the Stipulation, WOM shall make reasonable efforts to update the addresses of its Shareholders of record by employing a service which tracks changes of addresses to make reasonable efforts to locate any Shareholders of record for whom the Notice of Proposed Settlement and Settlement Hearing delivered in connection with the Settlement is returned as “undeliverable” in the initial mailing of such Notices.  In accordance with the Stipulation, the Net Proceeds that would have been paid to shareholders of record who cannot be located despite the reasonable efforts made in compliance with the previous sentence shall be reallocated on a pro rata basis among the remaining shareholders of record.  If any distribution other than distributions of the Net Proceeds (a “Non Net Proceeds Distribution”) to a Shareholder cannot be made, whether because the Shareholder cannot be located, or for any other reason, the Non Net Proceeds Distribution to which such Shareholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such Non Net Proceeds Distribution and the proceeds of such Non Net Proceeds Distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Shareholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law; in no event shall the proceeds of any such Non Net Proceeds Distribution revert to or become the property of the Company.

7.    Adoption of this Plan by holders of a majority of the outstanding Common Stock shall constitute the approval of the Shareholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

             8.    In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

9.    The Company shall indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, by-laws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company.  The Board of Directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company’s obligations hereunder.

10.    Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Shareholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Shareholders to the extent permitted by the Business Corporation Law; provided, however that the Company is obligated pursuant to the Stipulation to distribute the Net Proceeds of the Settlement to the Company’s shareholders.

11.    The Board of Directors of the Company is hereby authorized, without further action by the Shareholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.